AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION

         This Agreement and Plan of Reorganization (the "Agreement") is made as of the 22d. day of June, 1999, among Equitex, Inc., a Delaware corporation
("Equitex"); First Bankers Mortgage Services, Inc., a Florida corporation ("FBMS"); Vincent L. Muratore, an individual and the sole shareholder of FBMS (the "Shareholder"); and FBMS Acquisition Corp., a Delaware corporation (the "Merger Subsidiary"), which is wholly owned by Equitex.

                              W I T N E S S E T H:

         WHEREAS,  the  respective  Boards of Directors of Equitex and FBMS each have determined that it is in the best interests of their respective stockholders to effect a reorganization whereby the Merger Subsidiary will be merged by statutory merger with and into FBMS upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:


                                    ARTICLE 1

                          BASIC PLAN OF REORGANIZATION

         1.1 MERGER. In accordance with the provisions of the business corporation laws of the States of Delaware and Florida at the Effective Date (as hereinafter defined), the Merger Subsidiary shall be merged with and into FBMS (the "Merger"), within ten business days following the satisfaction or waiver, if permissible, of the conditions set forth in Articles 7 and 8 of this Agreement or on such other date as may be agreed to by the parties (the "Closing Date"). Following the Merger, FBMS shall continue as the surviving corporation (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Florida.

         1.2 CONTINUING OF CORPORATE EXISTENCE. Except as may otherwise be set forth herein, the corporate existence and identity of FBMS, with all its purposes, powers, franchises, privileges, rights and immunities, shall continue unaffected and unimpaired by the Merger, and the corporate existence and identity of Merger Subsidiary, with all its purposes, powers, franchises, privileges, rights and immunities, at the Effective Date shall be merged with and into that of FBMS, and the Surviving Corporation shall be vested fully therewith and the separate corporate existence and identity of the Merger Subsidiary shall thereafter cease except to the extent continued by statute.

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

         1.3 EFFECTIVE DATE. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretaries of State of the States of Delaware and Florida pursuant to the provisions of the Delaware Business Corporation Act (the "DGCL") and the Florida Business Corporation Act (the "FBCA"). The date and time when the Merger shall become effective is hereinafter referred to as the "Effective Date."

         1.4 CORPORATE GOVERNMENT OF THE SURVIVING CORPORATION.

                  (a) The Certificate of Incorporation of FBMS, as in effect on the Effective Date, shall continue in full force and effect and shall be the Certificate of Incorporation of the Surviving Corporation.

                  (b) The Bylaws of FBMS, as in effect as of the Effective Date, shall continue in full force and effect and shall be the Bylaws of the Surviving Corporation.

                  (c) The members of the Board of Directors of the Surviving Corporation shall be the persons holding such office in FBMS as of the Effective Date.

                  (d) The officers of the Surviving Corporation shall be the persons holding such offices in FBMS as of the Effective Date.

         1.5 CLOSING. Consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC in Denver, Colorado, commencing at 10:00 a.m., Mountain Time, as soon as practicable after the last to be fulfilled or waived of the conditions set forth in Articles 7 and 8 or at such other place, time and date as shall be fixed by mutual agreement between Equitex and FBMS. Notwithstanding the foregoing, the Closing shall occur on or before September 15, 1999, unless the date is extended by mutual agreement of Equitex and FBMS, provided that Equitex shall have the right to extend the Closing Date by not more that 30 days after September 15, 1999 if Equitex is: (i) waiting for clearance from the Securities and Exchange Commission with respect to the proxy statement for the special meeting of Equitex shareholders contemplated by
Section 6.9, below, or (ii) to comply with the notice and mailing requirements for the aforementioned shareholder meeting. The day on which the Closing shall occur is referred to herein as the "Closing Date." Each party will cause to be prepared, executed and delivered the Certificate of Merger to be filed with the Secretary of State of Delaware and the Secretary of State of Florida and all other appropriate and customary documents as any party or its counsel may reasonably request for the purpose of consummating the transactions contemplated by this Agreement. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed.

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

         1.6 TAX CONSEQUENCES. It is intended that the Merger shall constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for the purposes of
Section 368 of the Code.

                                    ARTICLE 2

                              CONVERSION OF SHARES

         2.1 CONVERSION OF SHARES. At the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof:

                  (a) All shares of FBMS Common Stock, par value $.01 per share (the "FBMS Common Stock") outstanding immediately prior to the Effective Date will be converted into and represent the right to receive, in the aggregate, 1,000,000 shares of Equitex common stock, par value $.02 per share (the "Equitex Common Stock"). The shares of Equitex Common Stock issued pursuant to this Section 2.1(a) shall be referred to as the "Merger Consideration."

                  (b) Each share of common stock, $.01 par value, of the Merger Subsidiary which shall be outstanding immediately prior to the Effective Date shall at the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of newly issued FBMS Common Stock. The shares of FBMS Common Stock issued pursuant to this Section 2.1(b) shall be validly issued, fully paid and non-assessable.

         2.2 CONVERTIBLE SECURITIES. Except as set forth on Schedule 2.2, there are no options, warrants, preferred stock or convertible securities outstanding entitling the holder thereof to purchase FBMS Common Stock.

         2.3 EXCHANGE OF FBMS COMMON STOCK.

                  (a) At Closing, the Shareholder shall deliver to Equitex all outstanding shares of FBMS Common Stock endorsed in blank or accompanied by stock powers executed in blank, all signatures guaranteed by a national bank and with all necessary transfer tax or revenue stamps required at the Shareholder's expense affixed (the
         "Certificates"). Equitex, in turn, will deliver certificates representing an aggregate of 1,000,000 shares of Equitex Common Stock to which the holders of FBMS Common Stock are entitled to pursuant to
         Section 2.1, as follows: (i) certificates representing 750,000 shares of Equitex Common Stock to the holders of the FBMS Common Stock, and
         (ii) certificates representing 250,000 shares of Equitex Common Stock to the "Escrow Agent," as defined and in accordance with the terms of the Escrow Agreement attached hereto as Exhibit A (the "Escrow Agreement"). All Certificates so delivered shall forthwith be canceled.

                  (b) Equitex shall pay any transfer or other taxes required by reason of the issuance of a certificate representing shares of Equitex Common Stock; provided, however, that such certificate is issued in the name of the person in whose name the Certificate surrendered in exchange therefor is registered. If any portion of the consideration to be received pursuant to this Article 2 upon exchange of a Certificate is to be issued or paid to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of such issuance and payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay in advance any transfer or other taxes or transfer fee required by reason of the issuance of a certificate representing shares of Equitex Common Stock to such other person, or establish to the satisfaction of the Equitex that such tax has been paid or that no such tax is applicable.

                  (c) In the case of any lost, mislaid, stolen or destroyed Certificates, the holder thereof may be required, as a condition precedent to the delivery to such holder of the consideration described in this Article 2, to deliver to Equitex a bond, in such reasonable sum as Equitex may direct, or other form of indemnity satisfactory to Equitex, as indemnity against any claim that may be made against Equitex or the Surviving Corporation with respect to the Certificate alleged to have been lost, mislaid, stolen or destroyed.

                  (d) After the Effective Date, there shall be no transfers on the stock transfer books of FBMS of the shares of FBMS Common Stock that were outstanding immediately prior to the Effective Date. If, after the Effective Date, Certificates are presented to FBMS for transfer, they shall be canceled and exchanged for the consideration described in this Article 2.

         2.4 ADJUSTMENT. If, between the date of this Agreement and the Closing Date or the Effective Date, as the case may be, the outstanding shares of FBMS Common Stock or Equitex Common Stock shall have been changed into a different number of shares or a different class by reason of any classification, recapitalization, split-up, combination, exchange of shares, or readjustment or a stock dividend thereon shall be declared with a record date within such period, then the consideration to be received pursuant to Section 2.1 hereof by the holders of shares of FBMS Common Stock shall be adjusted to accurately reflect such change.

         2.5 STATUS OF EQUITEX SECURITIES. The shares of Equitex Common Stock being issued in the Merger (the "Securities") are and will be "restricted securities" as defined in Rule 144 (the "Rule") under the Securities Act of 1933, as amended (the "Securities Act") and (unless registered for resale or some other exemption from registration is available) the Securities must be held for a

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

minimum of one year following the Merger, and thereafter may be sold in only limited amounts in a specified manner in accordance with the terms and conditions of the Rule, if the Rule is applicable (there being no representation by Equitex that it will be applicable). In case the Rule is not applicable, any sales may be made only pursuant to an effective registration statement or an available exemption from registration. Equitex will cause its stock transfer agent to reflect such restrictions in Equitex's stock transfer books and to place an appropriate restrictive legend or legend on any certificates evidencing the Securities and any certificates issued in replacement or exchange therefor.

         2.6 REGISTRATION OF EQUITEX COMMON STOCK. Equitex will register for resale the shares of Equitex Common Stock issued as Merger Consideration or as Protection Shares pursuant to Section 10.1, in accordance with the terms of the Registration Rights Agreement attached hereto as Exhibit B.

                                    ARTICLE 3

           REPRESENTATIONS AND WARRANTIES OF FBMS AND THE SHAREHOLDER

         FBMS and the Shareholder represent and warrant to Equitex that the statements contained in Article 3 are true and correct in all material respects, except as set forth in the schedules attached hereto. As used in this Article 3 and elsewhere in this Agreement, the phrases "to FBMS' knowledge" or "to FBMS' actual knowledge" shall mean to the knowledge of the officer of FBMS who has the principal responsibility for the matter being stated.

         3.1 ORGANIZATION AND GOOD STANDING OF FBMS. FBMS is a corporation duly organized, validly existing and in good standing under the laws of Florida.

         3.2 FOREIGN QUALIFICATION. FBMS is duly qualified or licensed to do business and is in good standing as a foreign corporation in every jurisdiction where the failure so to qualify would have a material adverse effect on (a) the business, operation, assets or financial condition of FBMS or (b) the validity or enforceability of, or the ability of FBMS to perform its obligations under, this Agreement. A list of all jurisdictions in which FBMS conducts business is attached hereto as Schedule 3.2.

         3.3 COMPANY POWER AND AUTHORITY. FBMS has the corporate or company power and authority to own, lease and operate its properties and assets and to carry on its business as currently being conducted. FBMS has furnished or will furnish Equitex with true and correct copies of its (i) Articles of Incorporation, as amended, certified by the Florida Secretary of State as of a current date, and (ii) by-laws, as amended, certified by the Secretary of FBMS as being in full force and effect.

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

         3.4 FBMS SUBSIDIARIES. Schedule 3.4 sets for the complete and correct list of all FBMS Subsidiaries as of the date hereof (individually a "FBMS Subsidiary" and collectively the "FBMS Subsidiaries"). FBMS owns directly all outstanding shares of capital stock of each FBMS Subsidiary. All shares of each FBMS Subsidiary are paid and non-assessable and, except as set forth on Schedule 3.4, are all free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Each FBMS Subsidiary is a corporation, duly organized, validly existed, duly qualified to do business and a good standing under the laws of which jurisdiction of a corporation, and has corporate power and authority to own or lease its properties and assets to carry on its business as it is now being conducted. Each FBMS Subsidiary is duly qualified or licensed to do business and is in good standing as a foreign corporation in every jurisdiction with a failure to so qualify could have a material adverse effect on the business, operation, assets or financial condition of the FBMS Subsidiary. Except as set forth on Schedule 3.4, FBMS does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association, limited liability company or similar organization, and is not, directly or indirectly, a partner in any partnership, or joint venture.

         3.5 AUTHORIZATION. FBMS has the corporate power and authority to execute and deliver this Agreement and, subject to the approval of this Agreement and the Merger by its stockholders, to perform its obligations under this Agreement and to consummate the Merger. The execution, delivery and performance by FBMS of this Agreement has been duly authorized by all necessary corporate action. Subject to such approval of stockholders and of government agencies and other government boards having regulatory authority over FBMS as may be required by statute or regulation, this Agreement is the legal, valid and binding obligation of FBMS enforceable in accordance with its terms.

         3.6 ABSENCE OF RESTRICTIONS AND CONFLICTS. The execution, delivery and performance of this Agreement and the consummation of the Merger and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Certificate of Incorporation or Bylaws of FBMS or any FBMS Subsidiary, (ii) any "Material Contract" (as defined in
Section 3.13), (iii) any judgment, decree or order of any court or governmental authority or agency to which FBMS or any FBMS Subsidiary is a party or by which FBMS or any FBMS Subsidiary or any of their properties is bound, or (iv) any statute, law, regulation or rule applicable to FBMS. Except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of Florida, compliance with the applicable requirements of the FBCA, Securities Act, Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state securities and banking laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to FBMS

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

or any FBMS Subsidiary is required in connection with the execution, delivery or performance of this Agreement by FBMS or the consummation of the transactions contemplated hereby.

         3.7 CAPITALIZATION OF FBMS.

                  (a) The authorized capital stock of FBMS consists of (i) 10,000,000 shares of FBMS Common Stock, $.01 par value per share; (ii) 1,000,000 shares of preferred stock, par value $10.00 per share ("FBMS Preferred Stock.") As of the date hereof, there were (i) 3,000,000 shares of FBMS Common Stock issued and outstanding and no shares of FBMS Common Stock reserved for issuance upon the exercise of options, warrants or convertible securities; and (ii) 286,000 shares of FBMS Preferred Stock outstanding.

                  (b) All of the issued and outstanding shares of FBMS Common Stock and FBMS Preferred Stock have been duly authorized and validly issued, and are fully paid, nonassessable and free of preemptive rights. FBMS has taken all necessary corporate action and made all filings with with the Florida Secretary of State as required under the FBCA with respect to the outstanding shares of FBMS Preferred Stock.

                  (c) There are no voting trusts, stockholder agreements or other voting arrangements between or among the stockholders of FBMS.

                  (d) Except as set forth in Schedule 2.2, no equity security of FBMS or any FBMS Subsidiary is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, any shares of capital stock of such subsidiary, and there are no contracts, commitments, understandings or arrangements by which FBMS or any FBMS Subsidiary is bound to issue additional shares of its capital stock, or any option warrant or right to purchase or acquire any additional shares of its capital stock.

                  (e) Since December 31, 1998, no shares of capital stock have been purchased, redeemed or otherwise required, directly or indirectly, by FBMS or any FBMS Subsidiary and no dividends or other distributions have been declared, set aside, made or paid to the shareholders of FBMS.

         3.8 FBMS INFORMATION. FBMS has made or will make available to Equitex and the Merger Subsidiary all information that FBMS has available (including all tax returns, financial statements given to any other person, contracts, payroll schedules, financial books and records), and all other information concerning FBMS or any FBMS Subsidiary its business, its customers, its management, and its financial condition which Equitex may have requested (all such information being referred to herein as the "FBMS Information"). As of their respective dates, the FBMS Information did not contain any untrue statement of a material fact or omit to state a material fact

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

required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.9 FINANCIAL STATEMENTS AND RECORDS OF FBMS. FBMS has made available and will provide to Equitex and the Merger Subsidiary true, correct and complete copies of the following financial statements (the "FBMS Financial Statements")
(i) audited consolidated balance sheets of FBMS as of December 31, 1998 and 1997 and related audited consolidated statements of income, shareholders' equity and cash flows for the two years ended December 31, 1998, together with the notes thereto (the "FBMS Year-End Statements"); (ii) unaudited consolidated balance sheets of FBMS and related consolidated statements of income, shareholders' equity and cash flows as of and for the quarter ended March 31, 1999 and as soon as they are available, for each quarter ended prior to Closing (the "FBMS Quarterly Statements"). The FBMS Year-End Statements and FBMS Quarterly Statements have been and will be prepared from, and are in accordance with, the books and records of FBMS and present or will present fairly, in all material respects, the financial position of FBMS as of the dates thereof and the results of operations and cash flows thereof for the periods then ended, in each case in conformity generally accepted accounting principals ("GAAP"), consistently applied, except as noted therein. Since January 1, 1999, there has been no change in accounting principles applied to, or methods of accounting utilized by, FBMS, except as noted in the FBMS Financial Statements. The books and records of FBMS have been and are being maintained in accordance with good business practice, reflect only valid transactions, are complete and correct in all material respects and present fairly in all material respects the basis for the financial position and results of operations of FBMS as set forth on the FBMS Year Statement and FBMS Quarterly Statements.

         3.10 REPORTS. Since December 31, 1994, FBMS and each FBMS Subsidiary has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) the United States Department of Housing and Urban Development ("HUD"), (ii) the Federal Home Loan Mortgage Corporation ("FHLMC"), (iii) the Government National Mortgage Association ("GNMA"), (iv) the Federal National Mortgage Association ("FNMA"),
(v) the Veterans'  Administration  ("VA"),  (vi) the Federal Reserve Board,  and
(vii) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "FBMS Reports." As of their respective dates, the FBMS Reports complied in all material respects with the rules and regulations promulgated by the SEC, HUD, FHLMC, GNMA, FNMA, VA, the Federal Reserve Board, and applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. True, correct and complete copies of all the FBMS Reports have been made available to Equitex by FBMS.

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

         3.11 ABSENCE OF CERTAIN CHANGES. Since January 1, 1999, neither FBMS nor any FBMS Subsidiary has, except as otherwise set forth in the FBMS Information or the FBMS Financial Statements:

                  (a) suffered any adverse change in its business, operation, assets, or financial condition, except for such changes that would not result in a material adverse effect on the business, operation, assets, or financial condition;

                  (b)  suffered  any  material  damage,  destruction,   loss  or
         forfeiture of its assets, whether or not covered by insurance, which property or assets are material to its operations or business;

                  (c) settled, forgiven, compromised, canceled, released, waived or permitted to lapse any material rights or claims other than in the ordinary course of business;

                  (d) entered into or terminated any Material Contract or agreed or made any changes in any Material Contract, other than renewals or extensions thereof and leases, agreements, transactions and commitments entered into or terminated in the ordinary course of business;

                  (e) entered into any transaction, other than at arms-length in the ordinary course of business, between FBMS and any shareholder, director, officer or affiliated of FBMS or any affiliate of any such officer, director or shareholder;

                  (f) made any material change in the accounting policy, procedure or practice employed with respect to FBMS;

                  (g) sold any of the assets of FBMS, other than sales of loans in the ordinary course of business;

                  (h) paid or incurred any capital expenditures, other than capital expenditures incurred in the ordinary course of business which does not exceed $10,000 (any single item or group of related items);

                  (i) written up, written down or written off the book value of any material amount of assets other than in the ordinary course of business;

                  (j) declared, paid or set aside for payment any dividend or distribution with respect to its capital stock;

                  (k) other than as described in Schedule 3.11(k), redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to changes in the terms and conditions of any such rights outstanding as of the date of this Agreement;

                  (l) increased the compensation of or paid any bonuses to any employees or contributed to any employee benefit plan, other than in accordance with established policies, practices or requirements and as provided in Section 6.1 hereof;

                  (m) other than as described in Schedule 3.20, entered into any employment, consulting or compensation agreement with any person or group;

                  (n) entered into any collective bargaining agreement with any person or group;

                  (o) entered into, adopted or amended any employee benefit plan; or

                  (p) entered into any agreement to do any of the foregoing.

         3.12 NO MATERIAL UNDISCLOSED LIABILITIES. There are no liabilities or obligations of FBMS or any FBMS Subsidiary of any nature, whether absolute, accrued, contingent, or otherwise, other than:

                  (a) the liabilities and obligations that are reflected, accrued or reserved against on the FBMS Financial Statements, or referred to in the footnotes thereto, or incurred in the ordinary course of business and consistent with past practices since December 31, 1998; or

                  (b) liabilities and obligations which in the aggregate would not have a material adverse effect on the business, operation, assets or financial condition of FBMS or any FBMS Subsidiary (a "FBMS Material Adverse Effect").

         3.13 TAX RETURNS; TAXES. FBMS and each FBMS Subsidiary has filed all federal, state, county, local, and foreign tax returns, including information returns, required to be filed by it, and paid all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers' compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. Federal income tax returns of FBMS and each FBMS Subsidiary for the fiscal year ended December 31, 1995, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Neither FBMS nor any FBMS Subsidiary is not a party to any pending action or proceeding, nor, to FBMS' or the Shareholder's knowledge, is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies and no issue has been raised by any federal, state, local or foreign taxing authority in connection with any audit or examination of the tax returns, business or properties of FBMS or any FBMS Subsidiary which has not been settled, resolved and fully satisfied. Except for amounts not yet due and payable, FBMS and each FBMS Subsidiary has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties. The balance sheet as of December 31, 1998, referred to in Section 3.9, includes adequate provision for all accrued but unpaid federal, state, county, local and foreign taxes, interests, penalties, assessments or deficiencies of FBMS with respect to all periods through the date thereof.

         3.14 MATERIAL CONTRACTS. FBMS has furnished or made available to Equitex accurate and complete copies of the Material Contracts (as defined herein) applicable to FBMS and each FBMS Subsidiary . Except as set forth on
Schedule 3.14, there is not under any of the Material Contracts any existing breach, default or event of default by FBMS or any FBMS Subsidiary nor any event that with notice or lapse of time or both would constitute a breach, default or event of default by FBMS or any FBMS Subsidiary other than breaches, defaults or events of default which would not have nor does FBMS know of, and FBMS has not received notice of, or made a claim with respect to, any breach or default by any other party thereto which would, severally or in the aggregate, have a FBMS Material Adverse Effect. As used herein, the term "Material Contracts" shall mean (i) all strategic alliance contracts and agreements; (ii) all agreements to pay percentages or profits, revenue or volume of loans originated, brokered or assigned; and (iii) all other contracts and agreements providing for expenditures or commitments by FBMS or any FBMS Subsidiary in excess of $10,000 over more than a 12-month period all as set forth on Schedule 3.14 (which Schedule contains true and accurate information regarding the nature and status of such contracts and agreements).

         3.15 LITIGATION AND GOVERNMENT CLAIMS. Except as set forth on Schedule 3.15, there is no pending suit, claim, action or litigation, or administrative, arbitration or other proceeding or governmental investigation or inquiry against FBMS or any FBMS Subsidiary to which its business or assets are subject which would, severally or in the aggregate, reasonably be expected to result in a FBMS Material Adverse Effect nor have any such proceedings been threatened or contemplated. Neither FBMS nor any FBMS Subsidiary is subject to any judgment, decree, injunction, rule or order of any court, or, to the knowledge of FBMS or the Shareholder, any governmental restriction applicable to FBMS or any FBMS Subsidiary which is reasonably likely (i) to have a FBMS Material Adverse Effect or (ii) to cause a material limitation on Equitex's ability to operate the business of FBMS or any FBMS Subsidiary (as it is currently operated) after the Closing.

         3.16 COMPLIANCE WITH LAWS. FBMS and each FBMS Subsidiary has complied with all applicable laws, rules, regulations, ordinances and codes, whether federal, state, local or foreign and, including, without limitation, all laws and regulations relating to occupational health and safety, equal employment opportunities, fair employment practices, and sex, race, religious, age, and other prohibited discrimination, all other labor laws, including, without limitation, the Family and Medical Leave Act, and all licensure, disclosure, usury and other consumer credit laws and regulations governing residential mortgage, lending and brokering, including, but not limited, all applicable rules, regulations, standards and guidelines promulgated by HUD, FHLMC, GNMA, FNMA, VA, and the Board of Governors of the Federal Reserve System, the state agencies and all applicable provisions of the Real Estate Settlement Procedures Act of 1974, the Flood Protection Insurance Act, the Consumer Protection Act, the Truth and Lending Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act, all as amended from time to time, and all regulations promulgated thereunder (the foregoing statutes and laws called "Consumer Credit Law") and, except for correspondence received in connection with any regulatory approvals required for the transactions contemplated hereby, copies of which have been delivered to Equitex, no notice or correspondence (whether regarding litigation, regulatory action or otherwise) has been received by FBMS or any FBMS Subsidiary from or on behalf of consumers which is likely to have a FBMS Material Adverse Effect or notice from any regulatory agency in which such regulatory agency has alleged noncompliance with any Consumer Credit Law or other applicable law. FBMS and each FBMS Subsidiary has complied with all applicable appraisal and accounting standards.

         3.17 POLICIES AND PROCEDURES. FBMS has provided Equitex with all of its standard consumer forms, including all form disclosures and notices, brokers agreements, notes, mortgages, notes and instruments agreements used in the operation of its business (the "Consumer Forms"). FBMS has provided Equitex with a copy of its internal practices and procedures and FBMS and its employees have complied and are in compliance with such practices and procedures in all material respects. All such practices and procedures and all Consumer Forms comply in all material respects with (i) Consumer Credit Law, as required in the states in which FBMS or any FBMS Subsidiary is conducting its business, and (ii) any standards imposed by HUD, FHLMC, GNMA, FNMA and VA, to the extent applicable, and any other applicable law or regulation.

         3.18 LICENSES AND PERMITS. FBMS and each FBMS Subsidiary has obtained all licenses, permits, qualifications, franchises and other governmental authorizations and approvals, including, without limitation, all state mortgage brokers and mortgage bankers licenses and, as applicable, approvals by HUD, FHLMC, GNMA, FNMA and VA, required in order for it to conduct its business as presently conducted, all of which are listed on Schedule 3.18 hereto. All of such licenses, permits, qualifications, franchises and other authorizations are in full force and effect and will remain in full force and effect immediately after the Closing and shall not be violated by or effected, impaired or acquire any further action to remain effective as a result of the Closing. No violation exists in respect of any such license, permit, qualification, franchise, authorization or approval. No proceeding is pending, or to the knowledge of FBMS or the Shareholder, threatened to revoke or limit any such license, permit, qualification, franchise, authorization or approval.

         3.19  EMPLOYEE BENEFIT PLANS.

                  (a) Schedule 3.19 contains an accurate and complete list of all Employee Benefit Plans, contributed to, maintained or sponsored by FBMS or any FBMS Subsidiary, to which FBMS or any FBMS Subsidiary is obligated to contribute or with respect to which FBMS or any FBMS Subsidiary has any liability or potential liability, whether direct or indirect (collectively the "Plans" or individually a "Plan").

                  (b) Except as disclosed in Schedule 3.19, Neither FBMS nor any FBMS Subsidiary contributes to, have an obligation to contribute to or otherwise have any liability or potential liability with respect to (a) any Multiemployer Plan (as such term is defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"),
         (b) any plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413 of the Internal Revenue Code of 1986, as amended (the "IRC) (and regulations promulgated thereunder), or (c) any plan which provides heath, life insurance, accident or other welfare-type benefits to current or future retirees or current former employees, their spouses or dependents, other than in accordance with Section 4980B of the IRC or applicable state continuation coverage law.

                  (c) Except as disclosed in Schedule 3.19, none of the Plans obligates FBMS or any FBMS Subsidiary to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a change in control, as such term is used in Section 280G of the IRC (and regulations promulgated thereunder).

                  (d) Each Plan and all related trusts, insurance contracts, and funds have been maintained, funded and administered in compliance in all respects with all applicable laws and regulations, including but not limited to ERISA and the IRC. None of FBMS, any trustee or administrator of any Plan, or any other Person has engaged in any transaction with respect to any Plan which could subject FBMS or any FBMS Subsidiary, or any trustee or administrator of any Plan, or any party dealing with any Plan, or Equitex to any tax or penalty imposed by ERISA or the IRC. No actions, suits, claims, complaints, charges, proceedings, hearings, investigations, or demands with respect to the Plans (other than routine claims for benefits) are pending or, to the knowledge of FBMS or the Shareholder, threatened, and neither FBMS nor the Shareholder has any knowledge of any facts which could reasonably be expected to give rise to any actions, suits, claims, complaints, charges, proceedings, hearings, investigations, or demands. No Plan that is subject to the funding requirements of Section 412 of the IRC or Section 302 of ERISA has incurred any accumulated funding deficiency as such term is defined in such Sections of ERISA and the IRC, whether or not waived. No liability to the Pension Benefit Guaranty Corporation (the "PBGC") (except for routine payment of premiums) has been or is expected to be incurred with respect to any Plan that is subject to Title IV of ERISA, no reportable event (as such term is defined in Section 4043 of ERISA) has occurred with respect to any such Plan, and the PBGC has not commenced or, to FBMS' or the Shareholder's knowledge, threatened the termination of any Plan. None of the assets of FBMS or any FBMS Subsidiary is the subject to any lien arising under Section 302(f) of ERISA or Section 412(n) of the IRC, neither FBMS nor any FBMS Subsidiary has been required to post any security pursuant to Section 307 of ERISA or Section 401(a)(29) of the IRC, and neither FBMS, any officers or directors of FBMS, nor the Shareholder, has knowledge of any facts which could reasonably be expected to give rise to such lien or such posting of security.

                  (e) Each Plan that is intended to be qualified under Section 401(a) of the IRC, and each trust (if any) forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to the qualifications under the IRC of such Plan and the tax exempt status of such related trust, and nothing has occurred since the date of such determination letter that could adversely affect the qualification of such Plan or the tax exempt status of such related trust.

                  (f) No underfunded defined benefit plan (as such term is defined in Section 3(35) of ERISA) has been, during the five years preceding the Closing Date, transferred out of the controlled group of companies (within the meaning of Sections 414(b), (c), (m) and (o) of the IRC) of which FBMS or any FBMS Subsidiary is a member or was a member during such five-year period.

                  (g) As of the Closing Date, the fair market value of the assets of each Plan that is a defined benefit pension plan equals or exceeds the present value of all vested and non-vested liabilities thereunder determined in accordance with applicable PBGC methods, factors and assumptions applicable to a defined benefit pension plan terminating on such date. With respect to each Plan that is subject to the funding requirements of Section 412 of the IRC and Section 302 of ERISA, all required or recommended contributions for all periods ending prior to or as of the Closing Date (including periods from the first day of the then-current plan year to the Closing Date and including all quarterly contributions required in accordance with Section 412(m) of the IRC) shall have been made. With respect to each other Plan, all required or recommended payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been made.
         No Plan has any unfunded liabilities.

                  (h) The Board of Directors of FBMS and each FBMS Subsidiary (or committees or officers authorized by such Board) has authority to amend or terminate the Plans at any time without limitation (subject to the requirements of ERISA), and neither the consideration or implementation of the transactions contemplated under this Agreement nor the amendment or termination of any or all of the Plans on or after the date of this Agreement will increase (a) the obligation of FBMS or any FBMS Subsidiary to make contributions or any other payments to fund benefits accrued under any Employee Benefit Plans as of the date of this Agreement or (b) the benefits accrued or payable with respect to any participant under any Employee Benefit Plans.

                  (i) With respect to each Plan, FBMS has provided Equitex with true, complete and correct copies, to the extent applicable, of (a) all documents pursuant to which the Plans are maintained, funded and administered, (b) the two most recent annual reports (Form 5500 Series) filed with the Internal Revenue Service (with attachments), (c) the two most recent actuarial reports, (d) the two most recent financial statements, and (e) all governmental rulings, determinations, and opinions (and pending requests for governmental rulings, determinations, and opinions).

                  (j) Except as provided on Schedule 3.19(j), neither FBMS nor any FBMS Subsidiary provides any post-retirement or post-employment health, life insurance, accident or other welfare-type benefits.
         Schedule 3.19(j) includes the most recent valuation (but in any case at least one that has been completed within the last calendar year) of the present and future obligations with respect to Employee Benefit Plans and benefits listed thereon, if any.

         3.20 EMPLOYMENT AGREEMENTS; LABOR RELATIONS.

                  (a) Schedule 3.20 sets forth a complete and accurate list of all material employee benefit or compensation plans, agreements and arrangements to which FBMS or any FBMS Subsidiary is a party and which are not disclosed in the FBMS Information, including without limitation
         (i) all severance, employment, consulting or similar contracts, (ii) all material agreements and contracts with "change of control"
         provisions or similar provisions and (iii) all indemnification agreements or arrangements with directors or officers.

                  (b) FBMS and each FBMS Subsidiary is in compliance in all material respects with all laws (including Federal and state laws) respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice.

                  (c) No work stoppage involving FBMS is pending or, to FBMS' or the Shareholder's knowledge, threatened. Neither FBMS nor any FBMS Subsidiary is involved in, affected by or, to FBMS' or the Shareholder's knowledge, threatened with, any labor dispute, arbitration, lawsuit or administrative proceeding which could have a FBMS Material Adverse Effect. No employees of FBMS or any FBMS Subsidiary are represented by any labor union or any collective bargaining agreement otherwise in effect with respect to such employees.

         3.21 INTELLECTUAL PROPERTY. FBMS and each FBMS Subsidiary owns or has valid, binding and enforceable rights to use all material patents, trademarks, trade names, service marks, service names, copyrights, applications therefor and licenses or other rights in respect thereof ("Intellectual Property") used or held for use in connection with the business of FBMS and each FBMS Subsidiary, without any known conflict with the rights of others, except for such conflicts as do not have a FBMS Material Adverse Effect. Neither FBMS nor any FBMS Subsidiary has received any notice from any other person pertaining to or challenging the right of FBMS to use any Intellectual Property or any trade secrets, proprietary information, inventions, know-how, processes and procedures owned or used or licensed to FBMS or any FBMS Subsidiary, except with respect to rights the loss of which, individually or in the aggregate, would not have a FBMS Material Adverse Effect.

         3.22 SOFTWARE. All of the computer software used by or for FBMS or any FBMS Subsidiary in the conduct of its business (the "Software") is either (i) owned by FBMS or the FBMS Subsidiary free and clear of any and all liens, claims, equities, security interests, and encumbrances whatsoever, or (ii) used by FBMS or the FBMS Subsidiary pursuant to a fully-paid license granted to FBMS or the FBMS Subsidiary for the third party pursuant to the terms of such license. No such computer software license shall terminate or become terminable as a result of the transactions contemplated hereby. There are no infringement suits pending or, to FBMS' or the Shareholder's knowledge, threatened against FBMS or the FBMS Subsidiary with respect to any of the Software, and, to the knowledge of FBMS and the Shareholder, no fact or condition exists which could give rise to any such infringement suit.

         3.23 PROPERTIES AND RELATED MATTERS. Except as may be reflected in the FBMS Financial Statements and except for any lien for current taxes not yet delinquent, FBMS and each FBMS Subsidiary have good title free and clear of any material liens, claims, charges, options, encumbrances, or similar restrictions to all the real and personal property reflected in FBMS' balance sheet as of December 31, 1998, and all real and personal property acquired since that date, except such real and personal property as has been disposed of in the ordinary course of business. All leases of real property and all other leases material to FBMS or any FBMS Subsidiary pursuant to which FBMS or such FBMS Subsidiary, as lessee, leases real or personal property, which leases are described on Schedule 3.23, are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by FBMS or any FBMS Subsidiary or any event which, with notice or lapse of time or both, constitute such a material default. Substantially all FBMS' and each FBMS' Subsidiary's buildings and equipment regular use have been well maintained and are in good and serviceable condition, reasonable wear and tear accepted.

         3.24 INSURANCE. FBMS maintains and has maintained insurance, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance acquired by applicable law and regulation.

         3.25 SCHEDULE OF LOANS. Schedule 3.25, prepared as of the date of this Agreement, contains a detailed description of the loan portfolio currently held by FBMS and all loans currently outstanding on FBMS' warehouse line, includes a detailed schedule of all delinquencies and payment histories, the discount or actual prices at which loans were sold to government agencies or third parties, accurately described all loans subject to repurchase obligations of FBMS and a list of all uninsured FHA and VA loans of FBMS. Except as set forth in Schedule 3.25, all mortgage insurance premiums and all VA funding fees are to the knowledge of FBMS current with respect to each loan for which such insurance is required. Schedule 3.25 also sets forth a list of all loan locks taken by FBMS and all losses caused by such loan locks or losses caused by loans that did not close in accordance with the loan lock agreement which locks or losses have occurred within 180 days of the date of this Agreement which are still outstanding.

         3.26  MATERIAL  INTERESTS  OF CERTAIN  PERSONS.  Except as set forth on
Schedule 3.26, to FBMS' knowledge no officer or director of FBMS, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of FBMS. Schedule 3.26 sets forth a correct and complete list of any loan from FBMS to any present officer, director, employee or associate or related interest of any such person which was required under Regulation O of the Federal Reserve Board to be approved by or reported to FBMS' Board of Directors.

         3.27 REGISTRATION OBLIGATIONS. Neither FBMS nor any FBMS Subsidiary is under any obligation, contingent or otherwise, which will survive the Merger by reason of any agreement to register any of its securities under the Securities Act.

         3.28 ENVIRONMENTAL MATTERS. To the knowledge of FBMS:

                  (a) No Hazardous Material (as defined below) has been disposed of on, released to or from, threatened to be released to or from or is presently at, on, beneath, in or upon any partial of real property owned or leased by FBMS or any FBMS Subsidiary or upon any adjacent parcels of real estate in amounts or concentration which constitute or constituted a violation of, or which could reasonably be expected to give rise to liability under, any Environmental Law (as defined below).

                  (b) There has been no generation, production, refining, processing, manufacturing, use, storage, disposal, treatment, shipment or receipt of a Hazardous Material at or from any parcel of real property owned or leased by FBMS or any FBMS Subsidiary relating to the operations of FBMS or any FBMS Subsidiary in violation of or in a manner that could give rise to liability under Environmental Laws.

                  (c) The operations of FBMS and each FBMS Subsidiary are in compliance and have been in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to any parcels of real property owned or leased by FBMS or any FBMS Subsidiary which could interfere with the continued operation of the business of FBMS or any FBMS Subsidiary or impair its fair salable value.

                  (d) Neither FBMS nor any FBMS Subsidiary have received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with environmental laws with regard to any parcels of real property owned or leased by FBMS or any FBMS Subsidiary from any person, nor does FBMS, the Shareholder or any FBMS Subsidiary have knowledge or reason to believe that any such notice will be received from or is being threatened by any person.

                  (e)  No  judicial  proceedings,   governmental  administrative
         actions, investigations or internal or non-public agency proceedings are pending or threatened, under any environmental law, to which FBMS or any FBMS Subsidiary is or will be named as a party, nor are the any consent decrees, or other decrees, consent orders, agreements, administrative orders, other orders, judicial or administrative requirements outstanding under any environmental law with respect to FBMS or any FBMS Subsidiary.

                  (f) "HAZARDOUS MATERIALS" means any substance (a) the presence of which at, on, over, beneath, in or upon any real or personal property, building, structure, container of any nature or description, subsurface strata, ambient air or ambient water (including surface and groundwater) requires investigation, removal or remediation under any Environmental Law or common law, (b) which is or becomes defined as a "hazardous substance," "hazardous material," "hazardous waste," "pollutant" or "contaminant" under any Environmental Law, and/or (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority under any Environmental Law, (d) the presence of which causes or threatens to cause a nuisance or trespass upon real property or to adjacent properties or poses or threatens to pose a hazard to the environment, and/or to the health or safety of persons on or about any real property, and/or (e) which contains urea-formaldehyde, polychlorinated biphenyls, asbestos or asbestos containing materials, radon, petroleum or petroleum products.

                  (g) "ENVIRONMENTAL LAW OR LAWS" means any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, treaties, ordinances, codes, decrees, or requirements of any governmental authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection, health or safety matters, including all requirements pertaining to reporting, licensing, permitting, investigation, removal or remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants or relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, chemical substances, pollutants or contaminants, including, without limitation, the Comprehensive
         Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Toxic Substance Control Act ("TSCA"), the Resource Conservation and Recovery Act ("RCRA"), the Clean Air Act ("CAA"), the Clean Water Act ("CWA") and the Occupational Safety and Health Act of 1970 ("OSHA"), all as may have been amended.

         3.29 REFERRAL SOURCES; INVESTORS. Neither FBMS, the Shareholder nor any FBMS Subsidiary has been advised that any of its loan officers, referral sources or investors intend to cease doing business with FBMS or any FBMS Subsidiary which cessation in the aggregate or otherwise could have a FBMS Material Adverse Effect.

         3.30 COMPLIANCE WITH YEAR 2000 REQUIREMENTS. All of its Information Systems and Equipment (as defined below) is either Year 2000 Compliant (as defined below), or any reprogramming, remediation, or other corrective action, including the internal testing of all such Information Systems and Equipment, will be completed by December 31, 1999, except for any failure to be Year 2000 Compliant that cannot reasonably be expected to have a FBMS Material Adverse Effect. "Year 2000 Compliant" means that all Information Systems and Equipment accurately process date data (including, but not limited to, calculating, comparing, and sequencing), before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year and shall in all material respects continue to function in the same manner as it performs today and shall not otherwise impair in any material respect the accuracy or functionality of Information Systems and Equipment. "Information Systems and Equipment" means all computer hardware, firmware and software, as well as other information processing systems, other than any equipment containing imbedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by FBMS or any FBMS Subsidiary, in which, in whole or in part, are used, operated, relied upon, or integral to, the conduct of the business of FBMS or any FBMS Subsidiary; provided that Information Systems and Equipment does not include any of the foregoing of any third-party customer or vendor which is not owned, licensed, leased, operated or otherwise controlled by FBMS or any FBMS Subsidiary.

         3.31 BROKERS AND FINDERS. Neither FBMS nor the Shareholder, nor to FBMS' knowledge, any of its officers, directors, employees, or shareholders has employed any broker, finder or investment bank or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated hereby. Except as described on Schedule 3.31, neither FBMS nor the Shareholder are aware of one claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

         The Shareholder represents and warrants to Equitex and the Merger Subsidiary that the statements contained in Article 4 are true and correct in all material respects.

         4.1 AUTHORIZATION OF TRANSACTION. The Shareholder has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Shareholder, enforceable in accordance with its terms and conditions. The Shareholder does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         4.2 ABSENCE OF RESTRICTIONS AND CONFLICTS. Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby, will: (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which the Shareholder subject; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any person the right to accelerate, terminate, modify or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which the Shareholder is a party or by which he is bound or to which any of his assets is subject.

         4.3 TRANSFER OF FBMS COMMON STOCK. The Shareholder is the lawful owner of all outstanding shares of FBMS Common Stock to be exchanged pursuant to
Article 2 hereof, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act or applicable state securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. The shares of FBMS Common Stock to be exchanged pursuant to Article 2 hereof represent all of the issued and outstanding capital stock of FBMS.

         4.4 GUARANTEES. Schedule 4.4, described all guarantees of Shareholder of any obligations of FBMS or any FBMS Subsidiary.

         4.5 BROKERS' FEES. The Shareholder has not employed any broker, finder or investment bank or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated hereby. Except as described on Schedule 3.31, the Shareholder is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

                                    ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF EQUITEX
                            AND THE MERGER SUBSIDIARY

         Equitex and the Merger Subsidiary represent and warrant to FBMS and the Shareholder that the statements contained in Article 5 are true and correct in all material respects. As used in this Article 5 and elsewhere in this Agreement, the phrase "to Equitex's or the Merger Subsidiary's knowledge" or "to Equitex's or the Merger Subsidiary's actual knowledge" shall mean to the knowledge of the officer of Equitex or the Merger Subsidiary who has the principal responsibility for the matter being stated.

         5.1 ORGANIZATION AND GOOD STANDING. Each of Equitex and the Merger Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

         5.2 FOREIGN QUALIFICATION. Equitex and the Merger Subsidiary are duly qualified or licensed to do business and are in good standing as a foreign corporation in every jurisdiction where the failure so to qualify would have a material adverse effect (a "Equitex Material Adverse Effect") on (a) the business, operation, assets or financial condition of Equitex and the Merger Subsidiary taken as a whole or (b) the validity or enforceability of, or the ability of Equitex to perform its obligations under, this Agreement.

         5.3 CORPORATE POWER AND AUTHORITY. Equitex and the Merger Subsidiary have the corporate power and authority and all material licenses and permits to own, lease and operate their respective properties and assets and to carry on their respective businesses as currently being conducted.

         5.4 AUTHORIZATION. Equitex and the Merger Subsidiary have the corporate power and authority to execute and deliver this Agreement and, subject to the approval of this Agreement and the Merger by their stockholders, to perform their obligations under this Agreement and to consummate the Merger. The execution, delivery and performance by Equitex and the Merger Subsidiary of this Agreement has been duly authorized by all necessary corporate action. Subject to such approval of stockholders and of government agencies and other government boards having regulatory authority over Equitex and the Merger Subsidiary as may be required by statute or regulation, this Agreement is the legal, valid and binding obligation of Equitex and the Merger Subsidiary enforceable in accordance with its terms.

         5.5 ABSENCE OF RESTRICTIONS AND CONFLICTS. The execution, delivery and performance of this Agreement and the consummation of the Merger and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Certificate of Incorporation or Bylaws of Equitex or the Merger Subsidiary, (ii) any "Equitex Material Contract" (as defined in Section 5.12), (iii) any judgment, decree or order of any court or governmental authority or agency to which Equitex or any of the Merger Subsidiary is a party or by which Equitex or any of the Merger Subsidiary or any of their respective properties is bound, or (iv) any statute, law, regulation or rule applicable to Equitex or the Merger Subsidiary other than such violations, conflicts, breaches or defaults as would not have a Equitex Material Adverse Effect. Except for the filing of the Certificate of Merger with the Secretary of State of Delaware and the Secretary of State of Florida, compliance with the applicable requirements of the Bank Holding Company Act of 1956, as amended (the "BHC Act"), Securities Act, the Exchange Act and applicable state securities and banking laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to Equitex or the Merger Subsidiary is required in connection with the execution, delivery or performance of this Agreement by Equitex or the consummation of the transactions contemplated hereby.

         5.6  CAPITALIZATION OF EQUITEX.

                  (a) The authorized capital stock of Equitex consists of 7,500,000 shares of Equitex Common Stock $.01 par value, and 2,000,000 shares of preferred stock, $0.02 par value. Schedule 5.6 lists, as of the date hereof, the number of shares of Equitex Common Stock outstanding, shares of preferred stock outstanding, and shares of Equitex Common Stock reserved for issuance upon the exercise of outstanding options under Equitex's Stock Option Plans (the "Equitex Options" and "Equitex Option Plans," respectively).

                  (b) All of the issued and outstanding shares of Equitex Common have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

                  (c) The shares of Equitex Common Stock to be issued in the Merger will be duly authorized and validly issued and will be fully paid, nonassessable shares of Equitex Common Stock free of preemptive rights.

                  (d) To Equitex's knowledge, there are no voting trusts, stockholder agreements or other voting arrangements between or among the stockholders of Equitex.

                  (e) Except as set forth in subsection (a) above, there is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call or other right obligating Equitex or its subsidiaries to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem or otherwise acquire, shares of, or securities convertible into or exchangeable for, capital stock of Equitex.

         5.7 EQUITEX SEC REPORTS. Equitex has made available to FBMS (i) Equitex's Annual Reports on Form 10-KSB, including all exhibits filed thereto and items incorporated therein by reference, (ii) Equitex's Quarterly Reports on Form 10-QSB, including all exhibits thereto and items incorporated therein by reference, (iii) proxy statements relating to Equitex's meetings of stockholders and (iv) all other reports or registration statements (as amended or supplemented prior to the date hereof), filed by Equitex with the Securities and Exchange Commission ("SEC") since January 1, 1996, including all exhibits thereto and items incorporated therein by reference (items (i) through (iv) being referred to as the "Equitex SEC Reports"). As of their respective dates, Equitex SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since January 1, 1996, Equitex has filed all material forms (and necessary amendments), reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, each of which complied as to form, at the time such form, report or document was filed, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder.

         5.8 FINANCIAL STATEMENTS AND RECORDS OF EQUITEX. Equitex has made or will make available to FBMS true, correct and complete copies of the following financial statements (the "Equitex Financial Statements"):

                  (a) the consolidated balance sheets of Equitex and its consolidated subsidiaries as of December 31, 1997 and 1998, and the consolidated statements of income, stockholders' equity and cash flows for the fiscal years then ended, including the notes thereto, in each case examined by and accompanied by the report of Davis & Co.; and

                  (b) the unaudited consolidated balance sheet of Equitex as of March 31, 1999 (the "Equitex Balance Sheet"), with any notes thereto, and the related unaudited statement of income for the fiscal quarter then ended (collectively, the "Equitex Quarterly Statements").

         The Equitex Financial Statements present fairly, in all material respects, the financial position of Equitex as of the dates thereof and the results of operations and changes in financial position thereof for the periods then ended, in each case in conformity with generally accepted accounting principles, consistently applied, except as noted therein. Since March 31, 1999, there has been no change in accounting principles applicable to, or methods of accounting utilized by, Equitex, except as noted in the Equitex Financial Statements. The books and records of Equitex have been and are being maintained in accordance with good business practice, reflect only valid transactions, are complete and correct in all material respects, and present fairly in all material respects the basis for the financial position and results of operations of Equitex set forth in the Equitex Financial Statements.

         5.9 ABSENCE OF CERTAIN CHANGES. Since March 31, 1999, Equitex has not, except as otherwise set forth in the Equitex SEC Reports or on Schedule 5.9:

                  (a) suffered any adverse change in the business, operation, assets, or financial condition except for such changes that would not have a Equitex Material Adverse Effect;

                  (b) suffered any material damage or destruction to or loss of the assets of Equitex or any of the Merger Subsidiary, whether or not covered by insurance, which property or assets are material to the operations or business of Equitex and its subsidiaries taken as a whole;

                  (c) settled, forgiven, compromised, canceled, released, waived or permitted to lapse any material rights or claims other than in the ordinary course of business;

                  (d) entered into or terminated any Material Contract or agreed or made any changes in any Material Contract, other than renewals or extensions thereof and leases, agreements, transactions and commitments entered into or terminated in the ordinary course of business;

                  (e) written up, written down or written off the book value of any material amount of assets other than in the ordinary course of business;

                  (f) declared, paid or set aside for payment any dividend or distribution with respect to Equitex's capital stock;

                  (g) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of Equitex's capital stock or securities (other than shares issued upon exercise of the Equitex Options) or any rights to acquire such capital stock or securities, or agreed to changes in the terms and conditions of any such rights outstanding as of the date of this Agreement;

                  (h) increased the compensation of or paid any bonuses to any employees or contributed to any employee benefit plan, other than in accordance with established policies, practices or requirements and as provided in Section 6.2 hereof;

                  (i) entered into any employment, consulting or compensation agreement with any person or group, except for agreements which would not have a Equitex Material Adverse Effect;

                  (j) entered into any collective bargaining agreement with any person or group;

                  (k) entered into, adopted or amended any employee benefit plan; or

                  (l) entered into any agreement to do any of the foregoing.

         5.10 NO MATERIAL UNDISCLOSED LIABILITIES. There are no liabilities or obligations of Equitex and its consolidated subsidiaries of any nature, whether absolute, accrued, contingent, or otherwise, other than:

                  (a) liabilities and obligations that are reflected, accrued or reserved against on the Equitex Balance Sheet or referred to in the footnotes to the Equitex Balance Sheet, or incurred in the ordinary course of business and consistent with past practices since March 31, 1999; or

                  (b) liabilities and obligations which in the aggregate would not result in a Equitex Material Adverse Effect.

         5.11 TAX RETURNS; TAXES. Each of Equitex and the Merger Subsidiary has filed all federal, state, county, local, and foreign tax returns, including information returns, required to be filed by it, and paid all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers' compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. Federal income tax returns of Equitex and the Merger Subsidiary for the fiscal year ended December 31, 1995, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Neither Equitex nor the Merger Subsidiary is a party to any pending action or proceeding, nor, to Equitex's knowledge, is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies and no issue has been raised by any federal, state, local or foreign taxing authority in connection with any audit or examination of the tax returns, business or properties of Equitex and the Merger Subsidiary which has not been settled, resolved and fully satisfied. Except for amounts not yet due and payable, each of Equitex and the Merger Subsidiary has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties. The balance sheet as of December 31, 1998, referred to in Section 5.8, includes adequate provision for all accrued but unpaid federal, state, county, local and foreign taxes, interests, penalties, assessments or deficiencies of Equitex and the Merger Subsidiary with respect to all periods through the date thereof.

         5.12 MATERIAL CONTRACTS. Equitex has furnished or made available to FBMS accurate and complete copies of the Equitex Material Contracts (as defined herein) applicable to Equitex or the Merger Subsidiary. There is not under the Equitex Material Contracts any existing breach, default or event of default by Equitex or the Merger Subsidiary nor event that with notice or lapse of time or both would constitute a breach, default or event of default by Equitex or the Merger Subsidiary other than breaches, defaults or events of default which would not have a Equitex Material Adverse Effect nor does Equitex know of, and Equitex has not received notice of, or made a claim with respect to, any breach or default by any other party thereto which would, severally or in the aggregate, have a Equitex Material Adverse Effect. As used herein, the term "Equitex Material Contracts" shall mean all contracts and agreements filed, or required to be filed, as exhibits to Equitex's Annual Report on Form 10-KSB for the year ended or incorporated by reference therein as an exhibit to Equitex's Annual Report on Form 10-KSB for the year ending December 31, 1998.

         5.13 LITIGATION AND GOVERNMENT CLAIMS. Except as disclosed in the Equitex SEC Reports, there is no pending suit, claim, action or litigation, or administrative, arbitration or other proceeding or governmental investigation or inquiry against Equitex or the Merger Subsidiary to which their businesses or assets are subject which would, severally or in the aggregate, reasonably be expected to result in a Equitex Material Adverse Effect nor have any such proceedings been threatened or contemplated. Neither Equitex nor the Equitex Subsidiary is subject to any judgment, decree, injunction, rule or order of any court, or, to the knowledge of Equitex, any governmental restriction applicable to Equitex or the Equitex Subsidiary which is reasonably likely to have a Equitex Material Adverse Effect.

         5.14 COMPLIANCE WITH LAWS. Equitex and the Merger Subsidiary each have all material authorizations, approvals, licenses and orders to carry on their respective businesses as they are now being conducted, to own or hold under lease the properties or assets they own or hold under lease and to perform all of their obligations under the agreements to which they are a party, except for instances which would not have a Equitex Material Adverse Effect. Equitex and the Merger Subsidiary have been and are, to the knowledge of Equitex, in compliance with all applicable laws

(including those referenced in the Equitex SEC Reports), regulations and administrative orders of any country, state or municipality or any subdivision of any thereof to which their respective businesses and their employment of labor or their use or occupancy of properties or any part hereof are subject, the violation of which would have a Equitex Material Adverse Effect.

         5.15 EMPLOYMENT AGREEMENTS; LABOR RELATIONS.

                  (a) Schedule 5.15 sets forth a complete and accurate list of all material employee benefit or compensation plans, agreements and arrangements to which Equitex is a party and which are not disclosed in the Equitex Information, including without limitation (i) all severance, employment, consulting or similar contracts, (ii) all material agreements and contracts with "change of control" provisions or similar provisions and (iii) all indemnification agreements or arrangements with directors or officers.

                  (b) Equitex is in compliance in all material respects with all laws (including Federal and state laws) respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice.

         5.16 EQUITEX EMPLOYEE BENEFIT PLANS. Equitex has no employee benefit plans subject to ERISA.

         5.17 INTELLECTUAL PROPERTY. Equitex and the Merger Subsidiary own or have valid, binding and enforceable rights to use all material patents, trademarks, trade names, service marks, service names, copyrights, applications therefor and licenses or other rights in respect thereof ("Equitex Intellectual Property") used or held for use in connection with the business of Equitex or the Merger Subsidiary, without any known conflict with the rights of others, except for such conflicts as do not have a Equitex Material Adverse Effect. Neither Equitex nor the Merger Subsidiary has received any notice from any other person pertaining to or challenging the right of Equitex or the Merger Subsidiary to use any Equitex Intellectual Property or any trade secrets, proprietary information, inventions, know-how, processes and procedures owned or used or licensed to Equitex or the Merger Subsidiary, except with respect to rights the loss of which, individually or in the aggregate, would not have a Equitex Material Adverse Effect.

         5.18 PROPERTIES AND RELATED MATTERS. Neither Equitex nor the Merger Subsidiary owns any real property.

         5.19 EQUITEX SERIES D PREFERRED STOCK. Equitex has no knowledge of any conditions that would prohibit the release from escrow of the proceeds from the private placement of the Equitex Series D Convertible Preferred Stock, other than shareholder approval of the increase in Equitex capitalization as contemplated by Section 6.9.

         5.20 BROKERS AND FINDERS. Neither Equitex, nor to Equitex's knowledge, any of its officers, directors and employees has employed any broker, finder or investment bank or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated hereby. Equitex is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         5.21 YEAR 2000 COMPLIANCE. To Equitex's knowledge, all of its Information Systems and Equipment (as defined below) is either Year 2000 Compliant (as defined below), or any reprogramming, remediation, or other corrective action, including the internal testing of all such Information Systems and Equipment, will be completed by December 31, 1999, except for any failure to be Year 2000 Compliant that cannot reasonably be expected to have an Equitex material adverse effect. "Year 2000 Compliant" means that all Information Systems and Equipment accurately process date data (including, but not limited to, calculating, comparing, and sequencing), before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year and shall in all material respects continue to function in the same manner as it performs today and shall not otherwise impair in any material respect the accuracy or functionality of Information Systems and Equipment. "Information Systems and Equipment" means all computer hardware, firmware and software, as well as other information processing systems, other than any equipment containing imbedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by Equitex, in which, in whole or in part, are used, operated, relied upon, or integral to, the conduct of the business of Equitex; provided that Information Systems and Equipment does not include any of the foregoing of any third-party customer or vendor which is not owned, licensed, leased, operated or otherwise controlled by Equitex.


                                    ARTICLE 6

                        CERTAIN COVENANTS AND AGREEMENTS

         6.1 CONDUCT OF BUSINESS BY FBMS. From the date hereof to the Effective Date, FBMS and each FBMS Subsidiary will, except as required in connection with the Merger and the other transactions contemplated by this Agreement and except as otherwise disclosed in the FBMS Information or consented to in writing by
Equitex:

                  (a) not engage in any new line of business or enter into any Material Contract, transaction or activity or make any material commitment except those in the ordinary and regular course of business and not otherwise prohibited under this Section 6.1;

                  (b) maintain its corporate existence in good standing and neither change nor amend its Certificate of Incorporation or Bylaws;

                  (c)  maintain  proper  business  and  accounting   records  in
         accordance with generally accepted principles;

                  (d) maintain its property in good repair and condition, ordinary wear and tear accepted;

                  (e) maintain in all material respects presently existing insurance coverage;

                  (f) use its best efforts to preserve its business organization in tact, to keep the services of its present principal employees and to preserve its good will and the good will of its suppliers, customers and others having business relationships with it;

                  (g) use its best efforts to obtain any approvals or consents required to maintain existing leases and other contracts in effect following the Merger;

                  (h) comply in all material respects with all laws, regulations, ordinances, codes, orders, licenses and permits applicable to the properties and the operations of FBMS and correct or remedy any material violation of any law, regulation upon identification thereof at Equitex's request;

                  (i) create, incur, assume or guarantee any indebtedness for borrowed money other than indebtedness incurred in the ordinary course of business including, without limitation, under any warehouse line of credit;

                  (j) make any loan to or investment in, or acquire any securities or assets of any other person or entity, except for mortgage loans made in the ordinary course of business and made under the same standards and guidelines that such loans were made prior to December 31, 1998;

                  (k) sell any of its assets, other than sales of loans in the ordinary course of business where applicable pursuant to appropriate guidelines of the governing federal agency;

                  (l) increase the compensation of any officers, directors or executive employees, except pursuant to existing compensation plans or practices;

                  (m) not issue or sell shares of capital stock of FBMS or issue, sell or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of any of the capital stock of FBMS or rights or obligations convertible into or exchangeable for any shares of the capital stock of FBMS and not make any changes (by split-up, combination, reorganization or otherwise) in the capital structure of FBMS;

                  (n) not declare, pay or set aside for payment any dividend or other distribution in respect of the capital stock or other equity securities of FBMS and not redeem, purchase or otherwise acquire any shares of the capital stock or other securities of FBMS or rights or obligations convertible into or exchangeable for any shares of the capital stock or other securities of FBMS or obligations convertible into such, or any options, warrants or other rights to purchase or subscribe to any of the foregoing;

                  (o) not acquire or enter into any agreement to acquire, by merger, consolidation or purchase of stock or assets, any business or entity;

                  (p) perform all of its obligations under all Material Contracts (except those being contested in good faith) and not enter into, assume or amend any contract or commitment that would be a Material Contract; and

                  (q) prepare and file all federal, state, local and foreign returns for taxes and other tax reports, filings and amendments thereto required to be filed by it, and allow Equitex, at its request, to review all such returns, reports, filings and amendments at FBMS's offices prior to the filing thereof, which review shall not interfere with the timely filing of such returns.

         In connection with the continued operation of the business of FBMS between the date of this Agreement and the Effective Date, FBMS shall confer in good faith and on a regular and frequent basis with one or more representatives of Equitex designated in writing to report operational matters of materiality and the general status of ongoing operations. FBMS acknowledges that Equitex does not and will not waive any rights it may have under this Agreement as a result of such consultations nor shall Equitex be responsible for any decisions made by FBMS's officers and directors with respect to matters which are the subject of such consultation.

         6.2 CONDUCT OF BUSINESS BY EQUITEX. From the date hereof to the Effective Date, Equitex will, and will cause the Merger Subsidiary to, except as required in connection with the Merger and the other transactions contemplated by this Agreement and except as otherwise disclosed in the Equitex Information hereto or consented to in writing by FBMS:

                  (a) not engage in any new line of business or enter into any Material Contract, transaction or activity or make any material commitment except those in the ordinary and regular course of business and not otherwise prohibited under this Section 6.2;

                  (b) maintain its corporate existence in good standing and neither change nor amend its Certificate of Incorporation or Bylaws;

                  (c)  maintain  proper  business  and  accounting   records  in
         accordance with generally accepted principles;

                  (d) maintain its property in good repair and condition, ordinary wear and tear accepted;

                  (e) maintain in all material respects presently existing insurance coverage;

                  (f) use its best efforts to preserve its business organization in tact, to keep the services of its present principal employees and to preserve its good will and the good will of its suppliers, customers and others having business relationships with it;

                  (g) use its best efforts to obtain any approvals or consents required to maintain existing leases and other contracts in effect following the Merger;

                  (h) comply in all material respects with all laws, regulations, ordinances, codes, orders, licenses and permits applicable to the properties and the operations of Equitex and each Merger Subsidiary and correct remedy any material violation of any law, regulation upon identification thereof at FBMS' request;

                  (i) authorize or incur any long-term debt (other than deposit liabilities);

                  (j) increase the compensation of any officers, directors or executive employees, except pursuant to existing compensation plans or practices;

                  (k)  not  make  any   changes   (by   split-up,   combination,
         reorganization or otherwise) in the capital structure of Equitex, or the Merger Subsidiary;

                  (l) except as set forth on Schedule 6.2(l), not issue or sell shares of capital stock of Equitex (other than upon the exercise of Options) or issue, sell or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of any of the capital stock of Equitex or rights or obligations convertible into or exchangeable for any shares of the capital stock of FBMS and not alter the terms of any outstanding options or the Option Plans;

                  (m) not declare, pay or set aside for payment any dividend or other distribution in respect of the capital stock or other equity securities of Equitex and not redeem, purchase or otherwise acquire any shares of the capital stock or other securities of Equitex or any of the Merger Subsidiary, or rights or obligations convertible into or exchangeable for any shares of the capital stock or other securities of Equitex, the Merger Subsidiary or any of the Merger Subsidiary or obligations convertible into such, or any options, warrants or other rights to purchase or subscribe to any of the foregoing;

                  (n) not acquire or enter into any agreement to acquire, by merger, consolidation or purchase of stock or assets, any business or entity;

                  (o)  Use  its  reasonable   efforts  to  preserve  intact  the
         corporate existence of Equitex and the Merger Subsidiary;

                  (p) not make or incur (other than in the ordinary course of business) any capital expenditures;

                  (q) perform all of its obligations under all Material Contracts (except those being contested in good faith) and not enter into, assume or amend any contract or commitment that would be a Material Contract; and

                  (r) prepare and file all federal, state, local and foreign returns for taxes and other tax reports, filings and amendments thereto required to be filed by it, and allow FBMS, at its request, to review all such returns, reports, filings and amendments at Equitex's office prior to the filing thereof, which review shall not interfere with the timely filing of such returns.

         6.3 INSPECTION AND ACCESS TO INFORMATION.

                  (a) Between the date of this Agreement and the Effective Date, FBMS will provide to the Merger Subsidiary and Equitex and their accountants, counsel and other authorized representatives reasonable access, during normal business hours to its premises, and will cause its officers to furnish to Equitex and the Merger Subsidiary and their authorized representatives such financial, technical and operating data and other information pertaining to its business, as the Merger Subsidiary and Equitex shall from time to time reasonably request. No such examination by Equitex or its representatives either before or after the date of this Agreement shall in any way effect, diminish or terminate any of the representations, warranties or covenants of FBMS herein expressed.

                  (b) Between the date of this Agreement and the Effective Date, Equitex will, and will cause each of the Merger Subsidiary to, provide to FBMS and its accountants, counsel and other authorized representatives reasonable access, during normal business hours to its premises, and will cause its officers to furnish to FBMS and its authorized representatives such financial, technical and operating data and other information pertaining to its business, as FBMS shall from time to time reasonably request. No such examination by FBMS or its representatives either before or after the date of this Agreement shall in any way effect, diminish or terminate any of the representations, warranties or covenants of Equitex herein expressed.

                  (c) Each of the parties hereto and their respective representatives shall maintain the confidentiality of all information (other than information which is generally available to the public) concerning the other parties hereto acquired pursuant to the transactions contemplated hereby in the event that the Merger is not consummated. Each of the parties hereto and their representatives shall not use such information so obtained to the detriment or competitive disadvantage of the other party hereto. All files, records, documents, information, data and similar items relating to the confidential information of FBMS, whether prepared by Equitex or otherwise coming into Equitex's possession, shall remain the exclusive property of FBMS and shall be promptly delivered to FBMS upon termination of this Agreement. All files, records, documents, information, data and similar items relating to the confidential information of Equitex, whether prepared by FBMS or otherwise coming into FBMS's possession, shall remain the exclusive property of Equitex and shall be promptly delivered to Equitex upon termination of this Agreement.

         6.4 EQUITEX EXCHANGE ACT REPORTS. FBMS acknowledges that Equitex will be required to report its acquisition of FBMS promptly following the Effective Date and include information regarding FBMS in the Proxy Statement for Equitex's upcoming special meeting of shareholders. FBMS agrees to provide as promptly as practicable to Equitex such information concerning its business and financial statements and affairs as, in the reasonable judgment of Equitex, may be required or appropriate for inclusion in the required report, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with Equitex's counsel and auditors in the preparation of such report. FBMS and the Shareholder represent and warrant to Equitex that the foregoing information will (i) not contain any untrue statement of immaterial fact, or omit to state any material fact required to be stated therein as necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) comply in all material respects with the provisions of the Securities Act and Exchange Act, as applicable, and the rules and regulations thereunder.

         6.5 WAREHOUSE FACILITY. Prior to the Effective Date, FBMS shall have sold or otherwise removed from its warehouse lending facilities, all "unsaleable loans" as listed on Schedule 6.5. To the extent that any unsaleable loans remain as of the Effective Date, they will be offset against the reserve established in accordance with Section 9.2, below.

         6.6 WORKING CAPITAL LOAN. FBMS and the Shareholder acknowledge that, prior to the execution of this Agreement, Equitex has loaned to FBMS $500,000 on an unsecured basis and up to an additional $2,000,000 pursuant to the terms of that certain Loan and Security Agreement between Equitex and FBMS dated May 13, 1999 (the "Loan Agreement"), as secured by that certain

Security and Pledge Agreement between Equitex and the Shareholder dated May 13, 1999 (the "Pledge Agreement"). Within five business days of the execution of this Agreement, Equitex, FBMS and the Shareholder will amend the Loan Agreement and Pledge Agreement, in accordance with their respective terms, to provide for aggregate loans of up to $5,000,000, including the $500,000 unsecured loan which will be converted into a secured loan under the Loan and Pledge Agreements. The advancement of the additional funds by Equitex shall be subject to the reasonable discretion of Equitex. Immediately following the Closing, Equitex shall have the right to convert any or all amounts advanced to FBMS into a series of FBMS Preferred Stock, the terms, dividends, relative rights and
preferences   of  which  shall  be  determined  by  Equitex  in  its  reasonable discretion.


         6.7 REASONABLE EFFORTS; Further Assurances; Cooperation. Subject to the other provisions of this Agreement, the parties hereby shall each use their reasonable efforts to perform their obligations herein and to take, or cause to be taken or do, or cause to be done, all things reasonably necessary, proper or advisable under applicable law to obtain all regulatory approvals and satisfy all conditions to the obligations of the parties under this Agreement and to cause the Merger and the other transactions contemplated herein to be carried out promptly in accordance with the terms hereof. The parties agree to use their reasonable best efforts to consummate the transactions contemplated hereby by September 15, 1999. The parties shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as a part of their respective obligations under this Agreement, including without limitation:

                  (a) If any claim, action, suit, investigation or other proceeding by any governmental body or other person is commenced which questions the validity or legality of the Merger or any of the other transactions contemplated hereby or seeks damages in connection therewith, the parties agree to cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use all reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement.

                  (b) Each party shall give prompt written notice to the other of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of FBMS or Equitex, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Date or that will or may result in the failure to satisfy the conditions specified in Article 7 or 8 or would constitute either an FBMS material adverse effect on the business, operation, assets or financial condition of FBMS or Equitex Material Adverse Effect, and (ii) any failure of FBMS or Equitex, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         6.8 PUBLIC ANNOUNCEMENTS. The timing and content of all announcements regarding any aspect of this Agreement or the Merger to the financial community, government agencies, employees or the general public shall be mutually agreed upon in advance (unless Equitex or FBMS is advised by counsel that any such announcement or other disclosure not mutually agreed upon in advance is required to be made by law or applicable NSM rule and then only after making a reasonable attempt to comply with the provisions of this Section).

         6.9 EQUITEX CAPITALIZATION. Prior to the Effective Date, Equitex will hold a special meeting of its stockholders and take all other action necessary to increase the number of authorized shares of Equitex Common Stock from 7,500,000 to 50,000,000.

         6.10 NO SOLICITATIONS. (a) From the date hereof until the Effective Date or until this Agreement is terminated or abandoned as provided in this Agreement, FBMS shall not directly or indirectly (i) solicit or initiate discussion with or (ii) enter into negotiations or agreements with, or furnish any information to, any corporation, partnership, person or other entity or group (other than an affiliate of Equitex or its authorized representatives pursuant to this Agreement) concerning any proposal for a merger, sale of substantial assets, sale of shares of stock or securities or other takeover or business combination transaction (the "Acquisition Proposal") involving FBMS, and FBMS will instruct its officers, directors, advisors and its financial and legal representatives and consultants not to take any action contrary to the foregoing provisions of this sentence; provided, however, that FBMS, its officers, directors, advisors and its financial and legal representatives and consultants will not be prohibited from taking any action described in (ii) above to the extent such action is taken by, or upon the authority of, the Board of Directors of FBMS in the exercise of good faith judgment as to its fiduciary duties to the shareholders of FBMS, which judgment is based upon the advice of independent, outside legal counsel that a failure of the Board of Directors of FBMS to take such action would be likely to constitute a breach of its fiduciary duties to such shareholders. FBMS will notify Equitex promptly if FBMS becomes aware that any inquiries or proposals are received by, any information is requested from or any negotiations or discussions are sought to be initiated with, FBMS with respect to an Acquisition Proposal, and FBMS shall promptly deliver to Equitex any written inquiries or proposals received by FBMS relating to an Acquisition Proposal.


                                    ARTICLE 7

         CONDITIONS PRECEDENT TO OBLIGATIONS OF FBMS AND THE SHAREHOLDER

         Except as may be waived by FBMS and the Shareholder, the obligations of FBMS and the Shareholder to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or before the Closing Date of each of the following conditions:

         7.1 COMPLIANCE. Equitex shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants and conditions of this Agreement to be complied with or performed by Equitex on or before the Closing Date.

         7.2 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made by Equitex in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

         7.3 MATERIAL ADVERSE CHANGES. Subsequent to March 31, 1999, there shall have occurred no Equitex Material Adverse Effect other than any such change that affects both Equitex and FBMS in a substantially similar manner.

         7.4 CERTIFICATES. FBMS and the Shareholder shall have received a certificate or certificates, executed on behalf of Equitex by an executive officer of Equitex, to the effect that the conditions contained in Sections 7.1,
7.2 and 7.3 hereof have been satisfied.

         7.5 CONSENTS; LITIGATION. Other than the filing of the Certificates of Merger as described in Article 1, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations or terminations of waiting periods imposed by any governmental entities, and all required third-party consents, the failure to obtain which would have a FBMS Material Adverse Effect or an Equitex Material Adverse Effect, shall have been obtained. In addition, no preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the consummation of the Merger and the transactions contemplated by this Agreement and which is in effect at the Effective Date.

         7.6 DUE DILIGENCE. FBMS shall have completed to its satisfaction a due diligence investigation, including, but not limited to, a review of the Equitex Financial Statements.

         7.7 ACCOUNTING TREATMENT. The transactions contemplated by this Agreement shall qualify for purchase accounting treatment under generally accepted accounting principles, and each shall take all necessary action to ensure such treatment.

         7.8 TAX-FREE REORGANIZATION. The shares of Equitex Common Stock to be received by the FBMS stockholders shall be received in connection with a tax-free reorganization under the Code, and each party shall take all necessary action to ensure such treatment.

         7.9 LEGAL OPINION. FBMS and the Shareholder shall have received a legal opinion from counsel to Equitex substantially in the form attached as Exhibit C.

         7.10 OTHER AGREEMENTS. The Escrow Agreement and the Registration Rights Agreement shall have been executed and delivered.

         7.11 INCREASE IN AUTHORIZED CAPITALIZATION. The Equitex stockholders shall have approved an increase in the authorized Equitex Common Stock from 7,500,000 to 50,000,000 as contemplated by Section 6.9, above.

         7.12 NASDAQ SMALLCAP LISTING. As of and from March 31, 1999 and through the Effective Date, Equitex shall be listed and in good standing on the Nasdaq SmallCap Market.

                                    ARTICLE 8

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF EQUITEX
                            AND THE MERGER SUBSIDIARY

         Except as may be waived by Equitex and the Merger Subsidiary, the obligations of Equitex and the Merger Subsidiary to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

         8.1 COMPLIANCE. FBMS and the Shareholder shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants, and conditions of this Agreement to be complied with or performed by it on or before the Closing Date.

         8.2 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made by FBMS and the Shareholder in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

         8.3 MATERIAL ADVERSE CHANGE. Since March 31, 1999, except as set forth in this Agreement or on the schedules hereto, there shall have occurred no FBMS Material Adverse Effect other than any such change that affects both Equitex and FBMS in a substantially similar manner.

         8.4 CERTIFICATES. Equitex shall have received a certificate or certificates, executed by the Shareholder and on behalf of FBMS by an executive officer of FBMS, to the effect that the conditions in Sections 8.1, 8.2 and 8.3 hereof have been satisfied.

         8.5 CONSENTS; LITIGATION. Other than the filing of the Certificates of Merger as described in Article 1, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations or terminations of waiting periods imposed by the Federal Reserve Board, and any other governmental entities, and all required third-party consents, the failure to obtain which would have a FBMS Material Adverse Effect or an Equitex Material Adverse Effect, shall have been obtained. In addition, no preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the consummation of the Merger and the transactions contemplated by this Agreement and which is in effect at the Effective Date.

         8.6 DELIVERY OF SCHEDULES. FBMS shall have completed and delivered to Equitex all Schedules to this Agreement.

         8.7 ARTICLES AND BYLAWS. FBMS shall have delivered to Equitex certified copies of its Articles of Incorporation and Bylaws as required by Section 3.3.

         8.8 INCREASE IN AUTHORIZED CAPITALIZATION. The Equitex stockholders shall have approved an increase in the authorized Equitex Common Stock from 7,500,000 to 50,000,000 as contemplated by Section 6.9, above.

         8.9 EQUITEX SERIES D PREFERRED STOCK. All conditions to the release from escrow of the proceeds from the private placement of the Equitex Series D Convertible Preferred Stock shall have been satisfied.

         8.10 DUE DILIGENCE. Equitex shall have completed to its satisfaction a due diligence investigation, including, but not limited to, a review of the FBMS Financial Statements.

         8.11 ACCOUNTING TREATMENT. The transactions contemplated by this Agreement shall qualify for purchase accounting treatment under generally accepted accounting principles, and each shall take all necessary action to ensure such treatment.

         8.12 OTHER AGREEMENTS. The Escrow Agreement and the Registration Rights Agreement shall have been executed and delivered.

         8.13 LEGAL OPINION. Equitex shall have received a legal opinion from counsel to FBMS substantially in the form attached as Exhibit D.

         8.14 TAX-FREE REORGANIZATION. The shares of Equitex Common Stock to be delivered to the FBMS stockholders shall be delivered in connection with a tax-free reorganization under the Code, and each party shall take all necessary action to ensure such treatment.

                                    ARTICLE 9

     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; RESERVE AND INDEMNIFICATION

         9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except for the following, the representations and warranties of the parties contained in this Agreement shall survive the Closing and continue for a period of 12 months thereafter:

                  (a) the provisions of this Article 9 shall survive until termination of the Escrow Agreement; and

                  (b) the provisions of Article 11 shall survive for a period of 20 months following the Effective Date.

         9.2 RESERVE. The 250,000 shares of the Merger Consideration delivered to the Escrow Agent (the "Reserve") shall be reserved and reduced by: (i) the amount of any unsaleable loans not sold or otherwise removed from FBMS's warehouse lending facilities on or before the Effective Date as required by
Section 6.5; (ii) the amount of any liabilities of the Shareholder under Section 9.3; and (iii) the amount of any net income shortfall determined in accordance with Section 9.4, below. The Reserve shall be increased by 25% of the amount of any Protection Shares issued pursuant to Article 10. Reduction in the Reserve shall be made first to the extent of any cash proceeds from the sale of the shares comprising the Reserve, and, second by shares having a "Market Value," as defined in the Escrow Agreement, equal to the amount of the reduction.

         9.3 INDEMNITY AGREEMENTS OF SHAREHOLDER.

                  (a) The Shareholder shall indemnify, defend, reimburse and hold harmless Equitex and FBMS from and against any and all claims, demands, penalties, fines, liabilities, obligations, losses, settlements, damages, costs and expenses resulting from:

                       (i) any inaccuracy in, or breach of, any representation or warranty or nonfulfillment of any covenant on the part of FBMS or the Shareholder contained in this Agreement;

                       (ii) any liabilities, including liabilities under federal and state securities laws and regulations, arising out of or related to the conversion of the FBMS Preferred Stock pursuant to Article 11;

                       (iii) any misrepresentation in or omission from or nonfulfillment of any covenant on the part of the Shareholder contained in any other agreement, certificate or other instrument furnished or to be furnished to Equitex pursuant to this Agreement;

                       (iv) the  payment  of any  claim  for fees  described  on
         Schedule 3.31;

                       (v) reasonable fees and disbursements of counsel incident to any of the foregoing.

                  (b) Notwithstanding the foregoing, the aggregate liability of the Shareholder for all such claims shall not exceed the amount of the Reserve.

         9.4 PERFORMANCE OBJECTIVE. If, for the 12 month period commencing August 1, 1999 and ending July 31, 2000, the pre-tax net income of FBMS determined in accordance with GAAP as applied to the mortgage banking industry, after deduction for any dividends paid or accrued on any shares of FBMS Preferred Stock, other than shares of FBMS Preferred Stock issued to Equitex, is less than $2,500,000, the Reserve shall be reduced by the difference between $2,500,000 and the actual net income of FBMS for such period as determined in accordance with this Section 9.4.

                                   ARTICLE 10

                             SHARE PRICE PROTECTION

         10.1 SHARE PRICE PROTECTION. If, as of the "Determination Date," defined below, the "Market Price," defined below, of the Equitex Common Stock is less than $20 per share (or such other price after taking into consideration any classification, recapitalization, split-up, combination, exchange of shares, or readjustment or a stock dividend affecting the Equitex Common Stock after the Closing and prior to the Determination Date), Equitex will issue, within ten business days of the Determination Date, sufficient additional shares of Equitex Common Stock so that the aggregate Market Price of all shares of Equitex Common Stock issued as Merger Consideration and pursuant to this Article 10 is equal to not less than $20,000,000, less any reductions to the Reserve pursuant to
Section 9.2. Any shares issued pursuant to this Section 10.1 are referred to as the "Protection Shares."

         10.2 DEFINITIONS. For purposes of this Article 10, the followings terms have the meaning ascribed to them in this Section 10.2:

                  (a) "DETERMINATION DATE" means 20 Trading Days after Equitex closes or terminates its merger with First TeleBanc Corp..

                  (b) "MARKET PRICE" means the average closing price of the Equitex Common Stock for the 20 Trading Days immediately preceding the Determination Date if the Equitex Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market or the average of the last reported bid and asked price for the Equitex Common Stock as reported on the Nasdaq SmallCap Market or on the Electronic Bulletin Board or, if none, the national Quotation Bureau, Inc.'s "Pink Sheets."

                  (c) "TRADING DAY" means any day on which the New York Stock Exchange is open for business.

         10.3 EQUITEX MAKE-WHOLE OPTION. If the Market Price of the Equitex Common Stock on the Determination Date is less than $5.00 per share, Equitex shall have the option to pay any or all of the difference between $20,000,000 and the aggregate Market Price of the Merger Consideration in cash or in any combination of cash and Protection Shares.

                                   ARTICLE 11

                CONVERSION OR REDEMPTION OF FBMS PREFERRED STOCK

         11.1 CONVERSION OR REDEMPTION OF FBMS PREFERRED STOCK. On or before the date that is 18 months following the Effective Date (the "Conversion Date"), the Shareholder shall take all action necessary to convert or redeem all shares of FBMS Preferred Stock outstanding on the Effective Date, other than shares of FBMS Preferred Stock issued to Equitex, into, if converted, shares of the Merger Consideration, which may include shares of the Merger Consideration held in the Reserve established pursuant to Section 9.2. The Merger Consideration shall not be increased to effect the foregoing conversion. No funds of FBMS or funds provided by Equitex pursuant to Section 6.6 shall be used to redeem the FBMS Preferred Stock.

         11.2 PROCEDURE FOR CONVERSION OR REDEMPTION. The conversion or redemption of the FBMS Preferred Stock shall be in accordance with all applicable federal and state securities laws and any written materials or agreements to effect the conversion or redemption shall be subject to review by Equitex and its counsel.

         11.3 EFFECT OF NON-CONVERSION. Any shares of FBMS Preferred Stock outstanding on the Effective Date, other than shares of FBMS Preferred Stock issued to Equitex, and not converted or before the Conversion Date, shall result in a reduction of the Merger Consideration held in the Reserve by that number of shares of Equitex Common Stock having an aggregate Market Price on the Determination Date equal to 105% of the stated value of the shares of FBMS Preferred Stock not converted.

                                   ARTICLE 12

                                  MISCELLANEOUS

         12.1 TERMINATION. In addition to the provisions regarding termination set forth elsewhere herein, this Agreement and the transactions contemplated hereby may be terminated at any time on or before the Closing Date:

                  (a) by mutual consent of FBMS and Equitex;

                  (b) by either Equitex or FBMS if the transactions contemplated by this Agreement have not been consummated by October 15, 1999, unless such failure of consummation is due to the failure of the terminating party to perform or observe the covenants, agreements, and conditions hereof to be performed or observed by it at or before the Closing Date; or

                  (c) by either FBMS or Equitex if the transactions contemplated hereby violate any nonappealable final order, decree, or judgment of any court or governmental body or agency having competent jurisdiction.

         12.2 EXPENSES. If the transactions contemplated by this Agreement are not consummated, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         12.3 ENTIRE AGREEMENT. This Agreement and the exhibits hereto contain the complete agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among the parties with respect to such transactions. Section and other headings are for reference purposes only and shall not affect the interpretation or construction of this Agreement. The parties hereto have not made any representation or warranty except as expressly set forth in this Agreement or in any certificate or schedule delivered pursuant hereto. The obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this section.

         12.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

         12.5 NOTICES. All notices, demands, requests, or other communications that may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be sent by facsimile transmission, next-day courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, addressed as follows:

                  (a)      If to FBMS or the Shareholder:

                           Vincent L. Muratore, President and
                            Chief Executive Officer
                           First Bankers Mortgage Services, Inc.
                           1700 N.W. 64th Street, Suite 100
                           Fort Lauderdale, Florida 33309
                           Telephone: 954-493-9400
                           Facsimile: 954-493-9403

                  with a copy (which shall not constitute notice) to:

                           R. Bowen Gillespie, III, Esq.
                           Gillespie & Allison, P.A.
                           1515 South Federal Highway, Suite 300
                           Boca Raton, Florida 33432
                           Telephone: 561-368-5758
                           Facsimile: 561-395-0917

                  (b)      If to Equitex or the Merger Subsidiary:

                           Thomas Olson, Secretary
                           Equitex, Inc.
                           7315 East Peakview Ave.
                           Englewood, Colorado   80111
                           Telephone: 303-796-8940
                           Facsimile: 303-796-9762

                   with a copy (which shall not constitute notice) to:

                           Gerald Raskin, Esq.
                           Friedlob Sanderson Raskin Paulson & Tourtillott, LLC 1400 Glenarm Place, Suite 300
                           Denver, Colorado  80202
                           Telephone: 303-571-1400
                           Facsimile: 303-595-3970

         Each party may designate by notice in writing a new address to which any notice, demand, request, or communication may thereafter be so given, served, or sent. Each notice, demand, request, or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         12.6 SUCCESSORS; ASSIGNMENTS. This Agreement and the rights, interests, and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other.

         12.7 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Delaware.

         12.8 WAIVER AND OTHER ACTION. This Agreement may be amended, modified, or supplemented only by a written instrument executed by the parties against which enforcement of the amendment, modification or supplement is sought.

         12.9 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance; and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         12.10 MUTUAL CONTRIBUTION. The parties to this Agreement and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that such party drafted the provision or caused it to be drafted or the provision contains a covenant of such party.


               [THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       First Bankers Mortgage Services, Inc.



                                       By:/S/ VINCENT L. MURATORE
                                          --------------------------------------
                                       Name: Vincent L. Muratore
                                       Title:  President and
                                                Chief Executive Officer


                                       Shareholder



                                       By:/S/ VINCENT L. MURATORE
                                          --------------------------------------
                                       Name: Vincent L. Muratore


                                       Equitex, Inc.


                                       By:/S/ HENRY FONG
                                          --------------------------------------
                                       Name:  Henry Fong
                                       Title:  President


                                       FBMS Acquisition Corp.


                                       By:/S/ HENRY FONG
                                          --------------------------------------
                                       Name:  Henry Fong
                                       Title:  President

                                LIST OF EXHIBITS

Exhibit A         Form of Escrow Agreement

Exhibit B         Form of Registration Rights Agreement

Exhibit C         Form of Legal Opinion from Counsel to Equitex

Exhibit D         Form of Legal Opinion from Counsel to FBMS

                                LIST OF SCHEDULES


Schedule          2.2      FBMS Convertible Securities

Schedule          3.2      Foreign Jurisdictions

Schedule          3.4      FBMS Subsidiaries

Schedule          3.11(k)  Redemption of FBMS Securities

Schedule          3.14     Material Contracts

Schedule          3.15     FBMS Litigation

Schedule          3.18     FBMS Licenses and Permits

Schedule          3.19     FBMS Employee Benefit Plans

Schedule          3.19(j)  FBMS Post-Retirement Benefits

Schedule          3.20     FBMS Employment Agreements

Schedule          3.23     FBMS Leases

Schedule          3.25     FBMS Loan Schedule

Schedule          3.26     FBMS Material Interests

Schedule          3.31     Broker Fees

Schedule          4.4      Shareholder Guarantees

Schedule          5.6      Equitex Outstanding Shares

Schedule          5.9      Equitex Changes

Schedule          5.15     Equitex Employment Agreements

Schedule          6.5      Unsaleable Loans

Schedule          6.2(l)   Equitex Transactions

                                Table of Contents



ARTICLE 1

         Basic Plan of Reorganization........................................-1-
         1.1      Merger.....................................................-1-
         1.2      Continuing of Corporate Existence..........................-1-
         1.3      Effective Date.............................................-2-
         1.4      Corporate Government of the Surviving Corporation..........-2-
         1.5      Closing....................................................-2-
         1.6      Tax Consequences...........................................-3-

ARTICLE 2

         Conversion of Shares................................................-3-
         2.1      Conversion of Shares.......................................-3-
         2.2      Convertible Securities.....................................-3-
         2.3      Exchange of FBMS Common Stock..............................-3-
         2.4      Adjustment.................................................-4-
         2.5      Status of Equitex Securities...............................-4-
         2.6      Registration of Equitex Common Stock.......................-5-

ARTICLE 3

         Representations and Warranties of FBMS and the Shareholder..........-5-
         3.1      Organization and Good Standing of FBMS.....................-5-
         3.2      Foreign Qualification......................................-5-
         3.3      Company Power and Authority................................-5-
         3.4      FBMS Subsidiaries..........................................-5-
         3.5      Authorization..............................................-6-
         3.6      Absence of Restrictions and Conflicts......................-6-
         3.7      Capitalization of FBMS.....................................-6-
         3.8      FBMS Information...........................................-7-
         3.9      Financial Statements and Records of FBMS...................-7-
         3.10     Reports....................................................-8-
         3.11     Absence of Certain Changes.................................-8-
         3.12     No Material Undisclosed Liabilities.......................-10-
         3.13     Tax Returns; Taxes........................................-10-
         3.14     Material Contracts........................................-10-

         3.15     Litigation and Government Claims..........................-11-
         3.16     Compliance With Laws......................................-11-
         3.17     Policies and Procedures...................................-12-
         3.19     Employee Benefit Plans....................................-12-
         3.20     Employment Agreements; Labor Relations....................-15-
         3.21     Intellectual Property.....................................-15-
         3.22     Software..................................................-15-
         3.23     Properties and Related Matters............................-16-
         3.24     Insurance.................................................-16-
         3.26     Material Interests of Certain Persons.....................-16-
         3.27     Registration Obligations..................................-17-
         3.28     Environmental Matters.....................................-17-
         3.29     Referral Sources; Investors...............................-18-
         3.30     Compliance with Year 2000 Requirements....................-18-
         3.31     Brokers and Finders.......................................-19-

ARTICLE 4

         Representations And Warranties of Shareholder......................-19-
         4.1      Authorization of Transaction..............................-19-
         4.2      Absence of Restrictions and Conflicts.....................-19-
         4.3      Transfer of FBMS Common Stock.............................-20-
         4.4      Guarantees................................................-20-
         4.5      Brokers' Fees.............................................-20-

ARTICLE 5

         Representations and Warranties of Equitex
         and the Merger Subsidiary..........................................-20-
         5.1      Organization and Good Standing............................-20-
         5.2      Foreign Qualification.....................................-20-
         5.3      Corporate Power and Authority.............................-20-
         5.4      Authorization.............................................-21-
         5.5      Absence of Restrictions and Conflicts.....................-21-
         5.6      Capitalization of Equitex.................................-21-
         5.7      Equitex SEC Reports.......................................-22-
         5.8      Financial Statements and Records of Equitex...............-22-
         5.9      Absence of Certain Changes................................-23-
         5.10     No Material Undisclosed Liabilities.......................-24-
         5.11     Tax Returns; Taxes........................................-24-
         5.12     Material Contracts........................................-25-

         5.13     Litigation and Government Claims..........................-25-
         5.14     Compliance with Laws......................................-25-
         5.15     Employment Agreements; Labor Relations....................-26-
         5.16     Equitex Employee Benefit Plans............................-26-
         5.17     Intellectual Property.....................................-26-
         5.18     Properties and Related Matters............................-26-
         5.19     Equitex Series D Preferred Stock..........................-26-
         5.20     Brokers and Finders.......................................-26-
         5.21     Year 2000 Compliance......................................-27-

ARTICLE 6

         Certain Covenants and Agreements...................................-27-
         6.1      Conduct of Business by FBMS...............................-27-
         6.2      Conduct of Business by Equitex............................-29-
         6.3      Inspection and Access to Information......................-31-
         6.4      Equitex Exchange Act Reports..............................-32-
         6.7      Reasonable Efforts; Further Assurances; Cooperation.......-32-
         6.8      Public Announcements......................................-33-
         6.9      Equitex Capitalization....................................-33-
         6.10     No Solicitations..........................................-33-

ARTICLE 7

         Conditions Precedent to Obligations of FBMS and the Shareholder....-34-
         7.1      Compliance................................................-34-
         7.2      Representations and Warranties............................-34-
         7.3      Material Adverse Changes..................................-34-
         7.4      Certificates..............................................-34-
         7.5      Consents; Litigation......................................-35-
         7.6      Due Diligence.............................................-35-
         7.7      Accounting Treatment......................................-35-
         7.8      Tax-free Reorganization...................................-35-
         7.9      Legal Opinion.............................................-35-
         7.10     Other Agreements..........................................-35-
         7.11     Increase in Authorized Capitalization.....................-35-
         7.12     Nasdaq SmallCap Listing...................................-35-

ARTICLE 8

         Conditions Precedent to Obligations of Equitex
         and the Merger Subsidiary..........................................-35-
         8.1      Compliance................................................-36-
         8.2      Representations and Warranties............................-36-
         8.3      Material Adverse Change...................................-36-
         8.4      Certificates..............................................-36-
         8.5      Consents; Litigation......................................-36-
         8.6      Delivery of Schedules.....................................-36-
         8.7      Articles and Bylaws.......................................-36-
         8.8      Increase in Authorized Capitalization.....................-36-
         8.9      Equitex Series D Preferred Stock..........................-36-
         8.10     Due Diligence.............................................-37-
         8.11     Accounting Treatment......................................-37-
         8.12     Other Agreements..........................................-37-
         8.13     Legal Opinion.............................................-37-
         8.14     Tax-free Reorganization...................................-37-

ARTICLE 9

         Survival of Representations and Warranties;
         Reserve and Indemnification........................................-37-
         9.1      Survival of Representations and Warranties................-37-
         9.2      Reserve...................................................-37-
         9.3      Indemnity Agreements of Shareholder.......................-38-
         9.4      Performance Objective.....................................-38-

ARTICLE 10

         Share Price Protection.............................................-38-
         10.1     Share Price Protection....................................-38-
         10.2     Definitions...............................................-39-
         10.3     Equitex Make-Whole Option.................................-39-

ARTICLE 11

         Conversion or Redemption of FBMS Preferred Stock...................-39-

ARTICLE 12

         Miscellaneous......................................................-40-
         12.1     Termination...............................................-40-
         12.2     Expenses..................................................-40-

         12.3     Entire Agreement..........................................-40-
         12.4     Counterparts..............................................-41-
         12.5     Notices...................................................-41-
         12.6     Successors; Assignments...................................-42-
         12.7     Governing Law.............................................-42-
         12.8     Waiver and Other Action...................................-42-
         12.9     Severability..............................................-42-
         12.10    Mutual Contribution.......................................-43-

List of Exhibits............................................................-45-

List of Schedules...........................................................-46-

                      Agreement and Plan of Reorganization

                                      AMONG

                                  Equitex, Inc.
                            (a Delaware Corporation)

                       -----------------------------------

                      First Bankers Mortgage Services, Inc.
                             (a Florida Corporation)

                       -----------------------------------

                               Vincent L. Muratore
                                 (an Individual)

                                       AND

                             FBMS Acquisition Corp.
                            (a Delaware Corporation)


                                  JUNE 22, 1999